UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 29, 2025

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55264	45-0486747
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1044 North U.S. Highway One, Suite 201
Jupiter, FL 33477
(Address of principal executive offices and zip code)

(561) 743-8333
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2025, the board of directors (the “Board”) of Dyadic International, Inc. (the “Company”) appointed Joseph Hazelton as President of the Company. Mr. Hazelton, who joined the Company in 2021, will also continue to serve as its Chief Operating Officer, and Mark A. Emalfarb will continue to serve as Chief Executive Officer and as a member of the Board.

Mr. Hazelton’s biography is included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2025. Mr. Hazelton has no family relationship with any of the Company’s directors or executive officers, and no direct or indirect material interest in any related person transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Hazelton and any other person pursuant to which he was appointed as President of the Company.

In connection with Mr. Hazelton’s promotion, the Board approved an increase to his 2025 base salary of approximately 10% to $320,000, and a stock option grant for 2025 of 25,000 shares, which have a ten-year term, subject to earlier expiration upon termination, and vest annually in equal installments over four years on each anniversary of the grant date, subject to continued service on each vesting date. No other changes were made to Mr. Hazelton’s existing employment agreement, which provides for an annual bonus of up to 30% of his base salary, and an annual stock option award made at the discretion of the Board based on Mr. Hazelton’s performance.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 29, 2025, the Board amended and restated the Company’s Third Amended and Restated Bylaws (as amended and restated, the “Bylaws”), effective immediately. Among other things, the amendments relate to (i) clarifying the role of the inspectors of election at stockholder meetings pursuant to the Delaware General Corporation Law, (ii) clarifying the procedures for virtual meetings of stockholders, (iii) clarifying and modernizing the provisions around the list of stockholders made available before stockholder meetings, (iv) updating and streamlining the provisions related to the officers of the corporation, (v) updating and streamlining the provisions related to meetings of board committees and (vi) making certain other immaterial clarifying and/or conforming changes.

The foregoing summary of the Bylaws does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. Additionally, a copy of the Bylaws that is marked to show changes to the original bylaws (additions are underlined and deletions are struck through), is also attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 2, 2025, the Company issued a press release regarding the appointment of Mr. Hazelton as President. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Fourth Amended and Restated Bylaws of Dyadic International, Inc., effective May 29, 2025.
3.2	Fourth Amended and Restated Bylaws of Dyadic International, Inc., effective May 29, 2025 (marked).
99.1	Press Release dated June 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2025

Dyadic International, Inc.

By:	/s/ Ping Rawson
Name:	Ping Rawson
Title:	Chief Financial Officer